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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 21, 2000, in the Registration Statement (Form S-1) and related Prospectus of Centaur Pharmaceuticals, Inc. for the registration of 1,904,169 shares of its common stock.

                                          /s/ Ernst & Young LLP

Palo Alto, California

March 8, 2000